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Exhibit  21.1

                         Subsidiaries of Maritrans Inc.

Maritrans Inc.                                       Delaware corporation

Subsidiaries of Maritrans Inc.:

     o Maritrans Transportation Company              Delaware corporation
     o Maritrans Holdings Inc.                       Delaware corporation
     o Maritrans Business Services Inc.              Delaware corporation

Subsidiaries of Maritrans Transportation Company:
     o Maritrans General Partner Inc.                Delaware corporation
     o Maritrans Operating Company L.P.              Delaware corporation
     o Maritrans Barge Co.                           Delaware corporation
     o Maritrans Tankers Inc.                        Delaware corporation

Subsidiaries of Maritrans Holdings Inc:
     o Maritank Philadelphia Inc.                    Delaware corporation

Subsidiaries of Barge Co.:

     o Maritrans Liberty Co.                         Nevada corporation
     o Maritrans Intrepid Co.                        Nevada corporation
     o Maritrans Freedom Co.                         Nevada corporation
     o Maritrans Navigator Co.                       Nevada corporation
     o Maritrans Enterprise Co.                      Nevada corporation
     o Maritrans Colombia Co.                        Nevada corporation
     o Maritrans Honour Co.                          Nevada corporation
     o Maritrans Valour Co.                          Nevada corporation
     o Maritrans Independence Co.                    Nevada corporation
     o Maritrans Seafarer Co.                        Nevada corporation
     o Maritrans Constitution Co.                    Nevada corporation
     o Maritrans Tug Co.                             Nevada corporation
     o Maritrans 196 Co.                             Nevada corporation
     o Maritrans 244 Co.                             Nevada corporation
     o Maritrans 192 Co.                             Nevada corporation
     o Maritrans 193 Co.                             Nevada corporation
     o Maritrans 210 Co.                             Nevada corporation
     o Maritrans 211 Co.                             Nevada corporation
     o Maritrans 215 Co.                             Nevada corporation
     o Maritrans 400 Co.                             Nevada corporation
     o Maritrans 300 Co.                             Nevada corporation
     o Maritrans 250 Co.                             Nevada corporation
     o Maritrans 252 Co.                             Nevada corporation

Subsidiaries of Barge Co.:

     o Maritrans Integrity Co.                       Nevada corporation
     o Maritrans Perseverance Co.                    Nevada corporation
     o Maritrans Diligence Co.                       Nevada corporation
     o Maritrans Allegiance Co.                      Nevada corporation